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                                                                   Exhibit 21.1

                       List of Subsidiaries of Orbitz, Inc.
                       ------------------------------------

SUBSIDIARY                       JURISDICTION OF INCORPORATION OR
                                 ORGANIZATION
Orbitz, LLC                      Delaware